For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Third Quarter 2023 Results

Adjusted FFO Per Share Beats Estimates; September/October RevPAR Exceeds 2019

WEST PALM BEACH, Fla., November 2, 2023 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Decreased 2.6 percent to $147 compared to 2022 third quarter RevPAR of $151. Average daily rate (ADR) declined 1.3 percent to $184, and occupancy lessened 1.2 percent to 80 percent for the 39 hotels owned as of September 30, 2023. The Courtyard Charleston/Summerville was under renovation during the quarter and adversely impacted RevPAR by 30 basis points.
◦RevPAR of $147 compared to $149 in 2019. ADR was up 5 percent to 2019.
◦Excluding the five tech-driven hotels in Silicon Valley and Bellevue, Wash., RevPAR improved 3 percent versus last year and 7 percent versus the 2019 third quarter.
•Net Income – Earned net income of $7.5 million compared to net income of $12.4 million in the 2022 third quarter. Net income per diluted common share was $0.11 versus $0.21 during the 2022 third quarter.
•Hotel EBITDA Margin – Generated margins of 37.9 percent in the 2023 third quarter compared to 2022 third quarter margins of 43.6 percent. Excluding the five tech-driven hotels, hotel EBITDA margins were 37.0 percent in the 2023 third quarter versus 40.0 percent last year.
•Adjusted EBITDA – Declined $4.5 million to $30.6 million from $35.1 million in the 2022 third quarter.
•Adjusted FFO – Produced adjusted FFO of $20.2 million in the 2023 third quarter versus adjusted FFO of $25.2 million last year. Adjusted FFO per diluted share was $0.40, compared to $0.50 in the 2022 third quarter.
•Debt Repayments and Issuance – Repaid in full $60 million of maturing mortgage debt secured by the Hyatt Place Pittsburgh, Penn., and the Residence Inn Bellevue, Wash. Also during the quarter, Chatham issued $83 million of fixed-rate debt through five separate loans.

The following chart summarizes the consolidated financial results for the three- and nine-months ended September 30, 2023, and 2022, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income	$7.5	$12.4	$11.8	$12.0
Diluted net income per common share	$0.11	$0.21	$0.11	$0.12
GOP Margin	44.9%	50.1%	44.7%	46.9%
Hotel EBITDA Margin	37.9%	43.6%	37.1%	39.5%
Adjusted EBITDA	$30.6	$35.1	$80.2	$79.4
AFFO	$20.2	$25.2	$49.8	$49.4
AFFO per diluted share	$0.40	$0.50	$0.99	$0.98
Dividends per common share	$0.07	$0.00	$0.21	$0.00

Jeffrey H. Fisher, Chatham’s president and chief executive officer, highlighted, “We were pleased to beat consensus estimates for the third quarter. It was an unusual quarter for us given the loss of 2022 intern related room revenue and operating profit of approximately $8 million and $5 million, respectively, as tech companies earlier this year significantly cut expenses amid massive layoffs, hiring freezes and cost cutting initiatives. More recently, these same tech companies have announced plans to increase hiring and make substantial investments in artificial intelligence, chip manufacturing and product development.

“Despite that meaningful year-over-year loss, portfolio occupancy and ADR were each only down 1 percent versus last year, which is encouraging and implies that underlying business travel trends are continuing to strengthen. For example, once we got past the intern heavy months of July and August, versus 2019, September and October RevPAR for our entire portfolio grew 4 percent and less than 1 percent, respectively.

“Also during the quarter, we continued to make meaningful progress on our upcoming debt maturities, issuing $83 million of debt and repaying maturing debt of $60 million. At this point, with available cash and borrowing capacity under our unsecured credit facility, we can repay all debt due through 2025. Our net debt to hotel investment ratio of 25 percent is the lowest level in a decade, and we are well positioned to acquire or develop hotels or make other hotel investments,” Fisher concluded.

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the hotels owned as of September 30, 2023, compared to the 2022 and 2019 third quarter:

	Q3 2023 RevPAR	Q3 2022 RevPAR	Q3 2019 RevPAR
Occupancy	80%	81%	85%
ADR	$184	$187	$175
RevPAR	$147	$151	$149

The below chart summarizes RevPAR statistics by month for the company’s hotels:

	July	August	September	October
Occupancy – 2023	81%	79%	79%	78%
ADR – 2023	$188	$180	$185	$187
RevPAR – 2023	$153	$142	$145	$147
RevPAR – 2022	$157	$146	$148	$145
% Change in RevPAR vs. prior year	(3)%	(3)%	(2)%	2%
% Change in RevPAR vs. 2019	(3)%	(5)%	4%	<1%

Fisher commented, "Relative to 2019, excluding 2022 intern revenue, September and October weekday RevPAR improved to its highest levels since the pandemic, further evidence that business travel is accelerating across the country. Weekend RevPAR remains strong, and it too is at its highest levels compared to 2019 levels since the pandemic.”

RevPAR performance for Chatham’s largest markets comprise 68 percent of trailing twelve-month hotel EBITDA (based on EBITDA contribution over the last twelve months) is presented below:

	% OF LTM EBITDA	Q3 2023 RevPAR	Change vs. Q3 2022	Q3 2022 RevPAR	Q3 2019 RevPAR
39 - Hotel Portfolio		$147	(3)%	$151	$149
Silicon Valley	13%	$137	(25)%	$182	$205
Coastal Northeast	10%	$253	(1)%	$257	$225
Los Angeles	9%	$181	1%	$179	$174
Washington, D.C.	8%	$144	8%	$134	$152
Greater New York	7%	$178	7%	$166	$153
San Diego	6%	$206	(1)%	$207	$185
Austin	6%	$115	(11)%	$129	$125
Dallas	5%	$97	16%	$84	$86
Seattle	4%	$172	(12)%	$196	$188

“Excluding our Silicon Valley, Austin and Seattle markets, four of our remaining six top markets produced year-over-year RevPAR growth, and all but Washington, D.C. generated RevPAR over 2019. It should be noted that Washington, D.C. RevPAR growth has been robust over the past few months," stated Dennis Craven, Chatham's chief operating officer. "With respect to the replacement of our lost intern business, on our first quarter earnings call, we estimated that demand was sufficient to make up 50 to 75 percent of the loss in Silicon Valley and Seattle. In fact, we made up 52 percent of the lost revenue and 75 percent of the rooms sold. Excluding the intern impact, September demand was up 10 percent. Importantly, in a clean comp month, October RevPAR at these five hotels was up 11 percent over last year with occupancy of approximately 72 percent.”

Approximately 61 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels, the highest concentration of extended-stay rooms of any public lodging REIT. Third quarter 2023 occupancy, ADR and RevPAR for each of the company’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	HGI (4)	Courtyard (4)	Hampton Inn (3)
% of LTM EBITDA	44%	11%	9%	9%	7%
Occupancy – 2023	81%	81%	79%	63%	89%
ADR – 2023	$190	$150	$224	$142	$231
RevPAR – 2023	$155	$122	$176	$89	$205
RevPAR – 2022	$170	$116	$179	$84	$201
% Change in RevPAR	(9)%	5%	(2)%	6%	2%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended September 30, 2023, 2022 and 2019. Gross operating profit is calculated as hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q3 2023	Q3 2022	Q3 2019
RevPAR	$147	$151	$149
Gross operating profit	$38.8	$43.9	$42.9
Hotel EBITDA	$32.8	$38.2	$36.6
GOP margin	45%	50%	48%
Hotel EBITDA margin	38%	44%	41%

Craven remarked, "Hotel EBITDA margins declined approximately 570 basis points in the quarter, and the loss of intern business in the five primarily tech-driven hotels adversely impacted portfolio hotel EBITDA margin performance by approximately 270 basis points. Operating margins at those five hotels were 64 percent last year versus 50 percent this year and were 62 percent in the 2019 third quarter.

“We have absorbed significant pay increases since 2019, but the good news is that wage pressures seem to be subsiding as we head towards 2024. At the 34 comparable hotels excluding Silicon Valley and Bellevue, wage and benefits costs adversely impacted margins by approximately 140 basis points. Other adverse impacts on margins were caused by increased maintenance expenses (40 basis points), commissions (40 basis points), complimentary food and beverage costs (20 basis points) and insurance costs (20 basis points).”

Corporate Update

The below chart summarizes key financial performance measures for the three months ended September 30, 2023, 2022 and 2019. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx and common dividends is calculated as corporate EBITDA less debt service and preferred share dividends. Amounts are in millions, except RevPAR.

	Q3 2023	Q3 2022	Q3 2019
RevPAR	$147	$151	$149
Hotel EBITDA	$32.8	$38.2	$36.6
Corporate EBITDA	$30.6	$35.1	$32.9
Debt Service & Preferred	$(10.2)	$(10.4)	$(8.7)
Cash flow before CapEx and Common	$20.4	$24.7	$24.2

Hotel Investments

During the 2023 third quarter, the company incurred capital expenditures of $5.8 million. Chatham’s 2023 capital expenditure budget is approximately $30.6 million. The renovation of the Courtyard by Marriott Charleston Summerville, S.C., was completed during the third quarter. The renovations of the Hilton Garden Inn Marina Del Rey, Calif., Homewood Suites San Antonio, Texas, and Hyatt Place Denver Cherry Creek, Colo., will commence during the 2023 fourth quarter.

Capital Markets & Capital Structure

During the third quarter, Chatham repaid maturing debt of approximately $60 million and issued approximately $83 million of fixed-rate debt since mid-August, including $24.5 million maturing in five years and $58.4 million maturing in ten years. The debt issuance is comprised of five individual first mortgage loans. Chatham has no additional debt maturing in 2023 and has $298 million maturing in 2024.

On August 16, 2023, two 10-year loans aggregating $39.9 million were provided by Barclays Capital Real Estate and are secured by the Residence Inn and TownePlace Suites Austin Northwest / The Domain. The loans carry a fixed interest rate of 7.4 percent per annum and are interest only for the first five years before amortizing based upon a 30-year amortization schedule.

On August 30 and 31, 2023, respectively, a five-year, $24.5 million loan and two 10-year loans aggregating $18.5 million were provided by Wells Fargo Bank. The five-year loan is secured by the Courtyard by Marriott Dallas Downtown, carries a fixed interest rate of 7.6 percent per annum and is interest only for the duration of the loan. The 10-year loans are secured by the Courtyard by Marriott and Residence Inn Charleston Summerville, South Carolina. The 10-year loans carry a fixed interest rate of 7.3 percent per annum and are interest only for the duration of the loan.

As of September 30, 2023, the company had net debt of $416.1 million (total consolidated debt less unrestricted cash). Total debt outstanding as of September 30, 2023, was $487.7 million at an average interest rate of 5.5 percent, comprised of $397.7 million of fixed-rate mortgage debt at an average interest rate of 5.2 percent, $90 million outstanding on its term loan at a rate of 6.6% and nothing outstanding on the company's $260 million senior unsecured revolving credit facility. Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 25 percent on September 30, 2023, down from 27 percent as of December 31, 2022.

Dividend
During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, as well as a common share dividend of $0.07 per share, payable on October 16, 2023, to shareholders of record as of September 29, 2023.

The company expects the fourth quarter common and preferred dividends per share will be the same as the third quarter.

2023 Guidance

Due to uncertainty surrounding the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its third quarter 2023 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-833-816-1423 or 1-412-317-0516 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Thursday, November 09, 2023, at 11:59 PM ET, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 10182996. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,915 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a First-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets:
Investment in hotel properties, net	$1,241,955	$1,264,252
Cash and cash equivalents	71,648	26,274
Restricted cash	18,333	18,879
Right of use asset, net	18,283	19,297
Hotel receivables (net of allowance for doubtful accounts of $413 and $344, respectively)	5,198	5,178
Deferred costs, net	4,413	6,428
Prepaid expenses and other assets	6,158	3,430
Total assets	$1,365,988	$1,343,738
Liabilities and Equity:
Mortgage debt, net	$396,602	$430,553
Revolving credit facility	—	—
Construction loan	—	39,331
Unsecured term loan, net	89,469	—
Accounts payable and accrued expenses	35,785	28,528
Lease liability, net	20,916	22,108
Distributions payable	5,370	5,221
Total liabilities	548,142	525,741
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,858,127 and 48,808,105 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	488	488
Additional paid-in capital	1,047,148	1,047,023
Accumulated deficit	(257,263)	(252,665)
Total shareholders’ equity	790,421	794,894
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	27,425	23,103
Total equity	817,846	817,997
Total liabilities and equity	$1,365,988	$1,343,738

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Room	$79,862	$81,970	$219,019	$207,896
Food and beverage	1,975	1,816	6,156	5,199
Other	4,623	3,786	12,646	10,439
Reimbursable costs from related parties	281	313	1,011	997
Total revenue	86,741	87,885	238,832	224,531
Expenses:
Hotel operating expenses:
Room	17,223	14,892	45,918	40,966
Food and beverage	1,510	1,435	4,651	3,911
Telephone	385	346	1,106	1,106
Other hotel operating	949	883	2,812	2,494
General and administrative	7,503	6,880	21,616	19,035
Franchise and marketing fees	6,980	7,107	19,121	18,073
Advertising and promotions	1,538	1,499	4,513	3,918
Utilities	3,758	3,419	9,807	9,091
Repairs and maintenance	4,111	3,600	11,735	10,392
Management fees	2,994	2,987	8,073	7,631
Insurance	717	638	2,117	2,095
Total hotel operating expenses	47,668	43,686	131,469	118,712
Depreciation and amortization	14,687	14,658	43,615	44,971
Property taxes, ground rent and insurance	6,008	5,669	18,182	16,559
General and administrative	4,218	4,592	13,172	12,998
Other charges	6	304	44	704
Reimbursable costs from related parties	281	313	1,011	997
Total operating expenses	72,868	69,222	207,493	194,941
Operating income	13,874	18,772	31,395	31,719
Interest and other income	479	8	688	10
Interest expense, including amortization of deferred fees	(6,849)	(6,404)	(19,729)	(19,729)
Loss on early extinguishment of debt	(5)	—	(696)	—
Gain from partial lease termination	—	—	164	—
Income before income tax expense	7,499	12,376	11,822	12,000
Income tax expense	—	—	—	—
Net income	7,499	12,376	11,822	12,000
Net income attributable to noncontrolling interests	(170)	(248)	(198)	(166)
Net income attributable to Chatham Lodging Trust	7,329	12,128	11,624	11,834
Preferred dividends	(1,987)	(1,987)	(5,962)	(5,962)
Net income attributable to common shareholders	$5,342	$10,141	$5,662	$5,872
Income per common share - basic:
Net income attributable to common shareholders	$0.11	$0.21	$0.11	$0.12
Income per common share - diluted:
Net income attributable to common shareholders	$0.11	$0.21	$0.11	$0.12
Weighted average number of common shares outstanding:
Basic	48,850,339	48,798,528	48,845,374	48,793,839
Diluted	49,004,084	49,072,895	48,976,085	49,023,835
Distributions declared per common share:	$0.07	$—	$0.21	$—

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Funds From Operations (“FFO”):
Net income	$7,499	$12,376	$11,822	$12,000
Preferred dividends	(1,987)	(1,987)	(5,962)	(5,962)
Net income attributable to common shares and common units	5,512	10,389	5,860	6,038
Gain on sale of hotel properties	(1)	(109)	(56)	(2,129)
Depreciation	14,634	14,604	43,454	44,797
FFO attributable to common share and unit holders	20,145	24,884	49,258	48,706
Other charges	6	304	44	704
Loss on early extinguishment of debt	5	—	696	—
Gain from partial lease termination	—	—	(164)	—
Adjusted FFO attributable to common share and unit holders	$20,156	$25,188	$49,834	$49,410
Weighted average number of common shares and units
Basic	50,437,656	50,013,287	50,352,175	49,957,020
Diluted	50,591,401	50,287,654	50,482,886	50,187,016

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$7,499	$12,376	$11,822	$12,000
Interest expense, including amortization of deferred fees	6,849	6,404	19,729	19,729
Depreciation and amortization	14,687	14,658	43,615	44,971
EBITDA	29,035	33,438	75,166	76,700
Gain on sale of hotel properties	(1)	(109)	(56)	(2,129)
EBITDAre	29,034	33,329	75,110	74,571
Other charges	6	304	44	704
Loss on early extinguishment of debt	5	—	696	—
Gain from partial lease termination	—	—	(164)	—
Share based compensation	1,555	1,419	4,562	4,132
Adjusted EBITDA	$30,600	$35,052	$80,248	$79,407

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the nine months ended
		September 30,		September 30,
		2023	2022	2023	2022

Net income		$7,499	$12,376	$11,822	$12,000
Add:	Interest expense, including amortization of deferred fees	6,849	6,404	19,729	19,729
	Depreciation and amortization	14,687	14,658	43,615	44,971
	Corporate general and administrative	4,218	4,592	13,172	12,998
	Other charges	6	304	44	704
	Loss on early extinguishment of debt	5	—	696	—
Less:	Interest and other income	(479)	(8)	(688)	(10)
	Gain on sale of hotel properties	(1)	(109)	(56)	(2,129)
	Gain from partial lease termination	—	—	(164)	—
	Adjusted Hotel EBITDA	$32,784	$38,217	$88,170	$88,263